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                                                                    EXHIBIT 11.1

                         UNISON HEALTHCARE CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (IN THOUSANDS, EXCEPT PER SHARE)

                                                                     YEAR ENDED DECEMBER 31,
                                                                   ----------------------------
                                                                     1996       1995      1994
                                                                   --------     -----     -----
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period(1)(2)..................     4,214     1,789     1,789
Sale of common stock in public offering..........................        --        71
Conversion of debentures.........................................       105        12        --
Common stock issued for acquisitions.............................       259        --        --
Exercise of stock purchase warrants..............................        96        --        --
Exercise of stock options........................................         2        --        --
Dilutive effect of outstanding stock options.....................        --         3        --
Dilutive effect of stock purchase warrants(3)....................        --       195        17
Assumed conversion of noninterest-bearing convertible
  debentures.....................................................        --       210        --
                                                                    -------     -----     -----
Weighted average number of shares and share equivalents
  outstanding....................................................     4,676     2,280     1,806
                                                                    =======     =====     =====
Net income (loss)................................................  $(23,438)    $ 117     $ 340
                                                                    =======     =====     =====
Primary earnings per share.......................................  $  (5.01)    $0.05     $0.19
                                                                    =======     =====     =====
FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation....     4,676     2,280     1,806
Assumed conversion of convertible notes and debentures...........       259        --        --
Additional dilutive effect of stock options and warrants.........        --         2        --
                                                                    -------     -----     -----
Weighted average number of shares fully diluted..................     4,935     2,282     1,806
                                                                    =======     =====     =====
Net income (loss)................................................  $(23,438)    $ 117     $ 340
Interest on convertible notes and debentures, net of tax
  effect.........................................................       154        --        --
                                                                    -------     -----     -----
Net income (loss), as adjusted...................................   (23,284)      117       340
                                                                    -------     -----     -----
Fully diluted earnings per share(4)..............................  $  (4.72)    $0.05     $0.19
                                                                    =======     =====     =====

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(1) Shares used in these tables are weighted based on the number of days the shares were outstanding or assumed to be outstanding during each period.

(2) On October 31, 1996, Unison acquired American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc. in a business combination accounted for as a pooling of interests. Unison issued 540,000 common shares in connection with these acquisitions. All earnings per share information has been restated to reflect these acquisitions.

(3) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, "Earnings Per Share Computation in an Initial Public Offering," an aggregate of 16,667 common stock purchase warrants issued during the twelve-month period prior to the initial public offering, at prices below the initial public offering price have been included as if they were outstanding in 1995 and 1994. In December 1995, Unison repurchased these stock warrants.

(4) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.